UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

The Blackstone Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 26, 2016, Peter T. Grauer was appointed to the board of directors of Blackstone Group Management L.L.C., the general partner (the “General Partner”) of The Blackstone Group L.P. (the “Partnership”), and its Audit and Conflicts Committees.

Mr. Grauer will receive an annual cash retainer of $150,000. In addition, Mr. Grauer received upon his appointment a grant of deferred restricted common units with a value of $150,000 under The Blackstone Group L.P. Amended and Restated 2007 Equity Incentive Plan. These deferred restricted common units will vest, and the underlying common units will be delivered, on the first anniversary of the date of grant, subject to Mr. Grauer’s continued service on the board of directors of the General Partner.

A copy of the press release announcing the appointment of Mr. Grauer to the board of directors of the General Partner is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of The Blackstone Group L.P. dated January 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2016

The Blackstone Group L.P.

By: Blackstone Group Management L.L.C., its General Partner

/s/ John G. Finley
John G. Finley
Chief Legal Officer